UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 3, 2021

RESOURCE REIT, INC.

(Exact name of registrant specified in its charter)

Maryland	000-55430	80-0854717
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1845 Walnut Street, 17th Floor

Philadelphia, Pennsylvania 19103

(Address of principal executive offices)

Registrant’s telephone number, including area code: (215) 231-7050

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Director Appointments

On August 3, 2021, Resource REIT, Inc.’s (the “Company”) board of directors increased the size of the board from six to eight members and appointed Paula Baiman Brown and Alan Riffkin to serve as independent directors of the Company and as members of the board of directors’ Special Committee.

Paula Baiman Brown, 56, has served as the Senior Vice President and General Counsel of Lanard & Axilbund, LLC (d/b/a Colliers International) from March 2010 to the present. From March 1993 to March 2009, Ms. Brown was counsel at Ledgewood, a law firm where she practiced real estate and real estate finance law. She also holds a Real Estate Broker license from the Commonwealth of Pennsylvania. Ms. Brown received a Bachelor of Arts from Connecticut College and a Juris Doctorate from the University of Pennsylvania Law School.

Alan F. Riffkin, 55, is the Managing Member of AFR Capital Advisory LLC, a strategic advisor to real estate owners and operators since December 2020. From 2003 to December 2019, Mr. Riffkin held positions as Director to Managing Director of the Real Estate Investment Banking Group at Lazard Freres & Co LLC. From 1994 to 2003, he held positions as Associate to Vice President of the Real Estate, Technology and Industrial Groups in the Investment Banking Division of Goldman Sachs & Co. Prior to that, Mr. Riffkin held positions as Account Officer to Senior Account Officer at Citicorp in the Real Estate Division from 1988 to 1992. Mr. Riffkin has served as a Trustee of the Urban Land Institute since 2017. He also holds FINRA Series 7 and Series 24 licenses. He received a Bachelor of Science from Cornell University and a Master of Business Administration from The Wharton School of the University of Pennsylvania.

Compensation of Newly Appointed Directors

On August 3, 2021, the Company issued 7,174 shares of restricted stock to Ms. Brown and 7,174 shares of restricted stock to Mr. Riffkin. The restricted stock awards will vest on August 3, 2022, assuming in each case that such person is still serving as a director at each such vesting date. The Company issued the restricted stock awards to Ms. Brown and Mr. Riffkin pursuant to the Company’s 2020 Long-Term Incentive Plan (the “Plan”), and such awards are in substantially the same form as the form of restricted stock agreement entered into with the Company’s other independent directors.

Ms. Brown and Mr. Riffkin will receive the same compensation and reimbursement of expenses for service on the board of directors as the Company’s other independent directors, provided that the annual cash compensation will be pro-rated from the date of appointment to the board of directors.

For a detailed description of the Plan and the cash compensation paid to the Company’s independent directors, see the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 26, 2021.

Indemnification Agreements

The Company entered into the Company’s form indemnification agreement for its independent directors with Ms. Brown and Mr. Riffkin. For a description of the Company’s form indemnification agreement, see the Company’s Annual Report on Form 10-K filed with the SEC on March 25, 2021.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESOURCE REIT, INC.

Dated: August 4, 2021	By:	/s/ Alan F. Feldman
	Name:	Alan F. Feldman
	Title:	Chief Executive Officer and President